UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 17, 2012

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9390	95-2698708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9330 BALBOA AVENUE, SAN DIEGO, CA	92123
(Address of principal executive offices)	(Zip Code)

 (858) 571-2121
 (Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|  |  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|  |  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|  |  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

ITEM 5.07        SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of the stockholders of Jack in the Box Inc. (the “Company”) was held on February 17, 2012. Matters submitted to the shareholders and voted upon at the meeting, which are more fully described in the Company's proxy statement, are as follows: (1) Election of the eight members of the board of directors; (2) Approval of the Amendment and Restatement of the Jack in the Box Inc. 2004 Stock Incentive Plan; (3) Ratification of the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending September 30, 2012; and (4) Approval of an advisory (non-binding) resolution regarding executive compensation.  The final voting results are set forth below.

(1)  The following directors were elected by the indicated votes:

	For	Against	Abstain	Broker Non-Votes

David L. Goebel	37,983,399	1,432,382	6,735	2,482,947
Madeleine A. Kleiner	39,366,017	51,820	4,679	2,482,947
Linda A. Lang	38,855,083	553,138	14,295	2,482,947
Michael W. Murphy	37,985,110	1,430,671	6,735	2,482,947
James M. Myers	39,363,018	52,663	6,835	2,482,947
David M. Tehle	39,296,347	119,434	6,735	2,482,947
Winifred M. Webb	39,362,524	52,757	7,235	2,482,947
John T. Wyatt	37,984,500	1,431,281	6,735	2,482,947

(2)  The Amendment and Restatement of the Jack in the Box 2004 Stock Incentive Plan was approved by the indicated votes:

For	Against	Abstain	Broker Non-Votes
31,627,310	7,784,964	10,242	2,482,947

(3)  The appointment of KPMG LLP was ratified by the indicated votes (there were no broker non-votes on this proposal):

For	Against	Abstain	Broker Non-Votes
41,469,715	416,119	19,629	0

(4)  The compensation of named executive officers was approved, on an advisory basis, by the indicated votes:

For	Against	Abstain	Broker Non-Votes
36,461,487	2,936,780	24,249	2,482,947

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK IN THE BOX INC.

By:	/s/ Jerry P. Rebel
Jerry P. Rebel
Executive Vice President Chief Financial Officer (Principal Financial Officer) (Duly Authorized Signatory)
Date: Feb. 21, 2012